--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               AMENDMENT NO. 2 TO
                                   FORM 8-K/A
                      ____________________________________

                                 CURRENT REPORT
                        Pursuant to Section 13 of 15 (d)
                     of the Securities Exchange Act of 1934
                      ____________________________________

        Date of Report (Date of earliest event reported):  July 31, 1998
                      ____________________________________

                               BIO-VASCULAR, INC.
             (Exact name of registrant as specified in its charter)



            Minnesota                        0-13907                                   41-1526554
(State of or other jurisdiction of     (Commission File Number)          (I.R.S. Employer Identification No.)
          incorporation)

          2575 University Avenue, St. Paul, Minnesota                           55114-1024
          (Address of principal executive offices)                              (zip code)

          Registrant's telephone number, including area code: (651) 603-3700


--------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

     A.  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
         -----------------------------------------

         The following historical financial statements of Jer-Neen Manufacturing Co., Inc. are included in this report:

         Audited Financial Statements of Jer-Neen Manufacturing Co., Inc.
         ----------------------------------------------------------------

            Independent Auditors' Report

            Balance Sheet as of October 31, 1997

            Statement of Income and Retained Earnings for the year ended
               October 31, 1997

            Statement of Cash Flows for the year ended October 31, 1997

            Notes to Financial Statements

         Unaudited Interim Financial Statements of Jer-Neen Manufacturing
         ----------------------------------------------------------------
           Co., Inc.
           ---------

             Condensed Balance Sheet as of July 31, 1998

             Condensed Statements of Operations for the nine month periods ended
                July 31, 1998 and 1997

             Condensed Statements of Cash Flows for the nine month periods ended
                July 31, 1998 and 1997

             Notes to Interim Condensed Financial Statements

     B.  PRO FORMA FINANCIAL INFORMATION.
         -------------------------------

             The following pro forma financial information is included in this report:

             Introduction to Pro Forma Financial Information

             Pro Forma Consolidated Condensed Statement of Operations for the
                year ended October 31, 1997

             Notes to Pro Forma Consolidated Condensed Financial Information for
                the year ended October 31, 1997

             Pro Forma Consolidated Condensed Statement of Operations for the
                nine month period ended July 31, 1998

             Notes to Pro Forma Consolidated Condensed Financial Information for
                the nine month period ended July 31, 1998

     C.  EXHIBITS.
         --------

         2.1 Acquisition Agreement and Plan of Reorganization by and among Bio-Vascular, Inc., Jer-Neen Acquisition, Inc., Jer-Neen
              Manufacturing Co., Inc., George Nelson, Jr., Ronald Breckner, James Pfau, Willard Sykes and Catherine Sykes dated July 31, 1998.

        10.1 Employment Agreement dated July 31, 1998 among Bio-Vascular, Inc., Jer-Neen Manufacturing Co., Inc. and James F. Pfau.

        10.2 Change in Control Agreement dated July 31, 1998 between Bio-Vascular, Inc. and James F. Pfau.

        23.1  Consent of Simma Flottemesch and Orenstein, Ltd.

        99.1  Press Release, dated June 2, 1998.

        99.2  Press Release, dated August 3, 1998.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Jer-Neen Manufacturing Co., Inc.
Forest Lake, Minnesota

We have audited the accompanying balance sheet of Jer-Neen Manufacturing Co., Inc. as of October 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jer-Neen Manufacturing Co., Inc. as of October 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/S/   SIMMA FLOTTEMESCH & ORENSTEIN, LTD.

Minneapolis, Minnesota
December 9, 1997, except for Note 13, as to which the date is September 18, 1998

                       JER-NEEN MANUFACTURING CO., INC.
                                 BALANCE SHEET
                             AS OF OCTOBER 31, 1997
--------------------------------------------------------------------------------

                                    ASSETS

CURRENT ASSETS
Cash.....................................................................     $   10,367
Accounts receivable, less allowance for doubtful
   accounts of $8,000....................................................        576,806
Receivables, related parties.............................................         14,130
Inventory................................................................        228,543
Prepaid expenses.........................................................         33,540
Deferred income taxes....................................................         26,000
Net assets of discontinued operations....................................      1,244,813
                                                                              ----------
    TOTAL CURRENT ASSETS.................................................      2,134,199
                                                                              ----------

PROPERTY AND EQUIPMENT...................................................      1,097,371
                                                                              ----------

INTANGIBLE ASSETS........................................................      1,918,217
                                                                              ----------

    TOTAL ASSETS.........................................................     $5,149,787
                                                                              ==========

                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Note payable, bank...................................................     $  501,158
    Accounts payable.....................................................        346,184
    Accrued expenses.....................................................        250,363
    Income taxes payable.................................................        196,244
    Current maturities of long-term debt.................................        560,566
                                                                              ----------
         TOTAL CURRENT LIABILITIES.......................................      1,854,515
                                                                              ----------

LONG-TERM DEBT, LESS CURRENT MATURITIES..................................      2,243,087
                                                                              ----------

DEFERRED INCOME TAXES....................................................         52,000
                                                                              ----------

STOCKHOLDERS' EQUITY
    Common stock - $10 par value; 2,500 shares authorized; 200
      shares issued and outstanding......................................          2,000
    Additional paid-in capital...........................................        746,431
    Retained earnings....................................................        251,754
                                                                              ----------
         TOTAL STOCKHOLDERS' EQUITY......................................      1,000,185
                                                                              ----------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......................     $5,149,787
                                                                              ==========




  The accompanying Notes to Financial Statements are an integral part of these statements.

                        JER-NEEN MANUFACTURING CO., INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------


SALES....................................................................      $4,134,175

COST OF SALES............................................................       2,405,052
                                                                               ----------

    GROSS PROFIT FROM OPERATIONS.........................................       1,729,123

OPERATING EXPENSES.......................................................       1,236,060
                                                                               ----------

    INCOME FROM OPERATIONS...............................................         493,063
                                                                               ----------

OTHER INCOME (EXPENSE)
  Loss on sale of fixed assets...........................................          (1,142)
  Interest expense.......................................................        (454,733)
                                                                               ----------
    TOTAL OTHER EXPENSE..................................................        (455,875)
                                                                               ----------

    NET INCOME BEFORE INCOME TAXES.......................................          37,188

PROVISION FOR INCOME TAX EXPENSE.........................................          58,600
                                                                               ----------

    NET LOSS FROM CONTINUING OPERATIONS..................................         (21,412)

DISCONTINUED OPERATIONS
  Income from operations of industrial division
   to be disposed of (net of income taxes of $115,640)...................         222,865
                                                                               ----------

         NET INCOME......................................................         201,453

RETAINED EARNINGS, BEGINNING OF YEAR.....................................          50,301
                                                                               ----------

RETAINED EARNINGS, END OF YEAR...........................................      $  251,754
                                                                               ==========


  The accompanying Notes to Financial Statements are an integral part of these statements.

                        JER-NEEN MANUFACTURING CO., INC.
                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------


CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES
Net income...................................................................    $ 201,453
Items not affecting cash:
    Depreciation and amortization........................................          210,486
    Amortization of intangible assets....................................          184,359
    Deferred interest on long-term debt..................................          135,366
    Change in deferred income taxes......................................          (19,300)
    Loss on sale of fixed assets.........................................            1,142
Change in current assets and liabilities:
    Accounts receivable..................................................         (231,500)
    Inventory............................................................          (91,857)
    Prepaid expenses.....................................................          (25,038)
    Net assets of discontinued operations................................         (177,791)
    Accounts payable.....................................................          117,475
    Accrued expenses.....................................................           24,183
    Income taxes payable.................................................           47,385
                                                                                 ---------
        Cash provided by operating activities............................          376,363
                                                                                 ---------
CASH PROVIDED BY (USED FOR) INVESTING ACTIVITES
    Decrease in receivable, related party................................            5,436
    Purchase of property and equipment...................................         (323,599)
                                                                                 ---------
         Cash used for investing activities..............................         (318,163)
                                                                                 ---------

CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES
    Proceeds from issuance of debt.......................................          484,980
    Repayment of debt....................................................         (576,346)
                                                                                 ---------
         Cash used for financing activities..............................          (91,366)
                                                                                 ---------

         DECREASE IN CASH................................................          (33,166)

CASH, BEGINNING OF YEAR..................................................           43,533
                                                                                 ---------
CASH, END OF YEAR........................................................        $  10,367
                                                                                 =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
    Debt incurred for property and equipment.............................        $ 398,820
    Related party receivable exchanged for property and equipment........           62,419

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
    Interest.............................................................        $ 321,038
    Income taxes.........................................................          146,910

  The accompanying Notes to Financial Statements are an integral part of these statements.

                        JER-NEEN MANUFACTURING CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED OCTOBER 31, 1997
--------------------------------------------------------------------------------


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

Nature of business - Jer-Neen Manufacturing Co., Inc. manufactures a variety of springs and other wire products for use by other manufacturers of medical and general industrial equipment. Medical equipment is sold to worldwide customers whereas industrial equipment customers are located primarily in the Upper Midwest. During the normal course of business, the Company extends credit to customers primarily engaged in the component manufacturing sector of the economy.

Basis of presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

Significant accounting policies of the Company are summarized below:

Cash accounts are maintained in one financial institution and are insured by the Federal Deposit Insurance Corporation up to $100,000.

Inventory is stated at the lower of cost or market. Cost has been determined on the first-in, first-out basis. Market is based upon realizable value less an allowance for selling and distribution expenses.

Property and equipment were restated to their fair market value at October 31, 1994, as a result of the Company's recapitalization which is consistent with accepted accounting practices in a purchase transaction. Acquisitions subsequent to this date are recorded at cost and include expenditures for new property and expenditures which substantially increase the useful life of the existing property. Maintenance, repairs and minor renewals are expensed as incurred. When properties are disposed of, the related cost and accumulated depreciation are removed from the respective accounts and any gain or loss is reflected in the statement of operations.

Depreciation and amortization are computed by the straight-line method over the following estimated useful lives:

                                                       Estimated Useful
                                                        Life of Years
                                                       ----------------
     Machinery and equipment........................             10
     Office furniture and equipment.................            5-7
     Vehicles.......................................              5
     Leasehold improvements.........................            6-9


Amortization of intangible assets is computed by the straight-line method over estimated useful lives as follows:

                                                      Estimated Useful
                                                        Life of Years
                                                      ----------------


     Organizational and loan origination costs.....              5
     Non-compete agreement.........................             10
     Patents.......................................           3-12
     Goodwill......................................             25

                        JER-NEEN MANUFACTURING CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED OCTOBER 31, 1997 (CONTINUED)
-------------------------------------------------------------------------------

(2)  INVENTORY
     ---------

Inventory consisted of the following at October 31, 1997:

          Raw materials...............................  $ 98,838
          Work-in process.............................    93,977
          Finished goods..............................    28,482
          Packaging supplies..........................     7,246
                                                        --------
                                                        $228,543
                                                        ========


(3)  PROPERTY AND EQUIPMENT
     ----------------------

Property and equipment consisted of the following at October 31, 1997:

          Owned:
          Machinery and equipment....................... $  517,926
          Office furniture and equipment................     77,955
          Vehicles......................................     59,390
                                                         ----------
                                                            655,271
          Less accumulated depreciation.................   (156,276)
                                                         ----------
            Total owned.................................    498,995
                                                         ----------

          Leased:
          Machinery and equipment.......................    451,518
          Equipment and improvements,
            not yet placed in service...................    200,306
                                                         ----------
                                                            651,824
          Less accumulated amortization.................    (53,448)
                                                         ----------
            Total leased..............................      598,376
                                                         ----------

                                                         $1,097,371
                                                         ==========


Property and equipment includes amounts paid for certain equipment and improvements to be leased that have yet to be placed in service.

Depreciation and amortization was $210,486 (including amortization expense related to capitalized leases of $88,839), for the year ended October 31, 1997. Depreciation and amortization of $103,613 (including amortization expense related to capitalized leases of $42,622) relating to the industrial division are included above.

                        JER-NEEN MANUFACTURING CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED OCTOBER 31, 1997 (CONTINUED)
--------------------------------------------------------------------------------


(4)  INTANGIBLE ASSETS
     -----------------

Intangible assets consisted of the following at October 31, 1997:

         Goodwill.......................................   $1,605,096
         Patents........................................      316,071
         Non-compete agreement..........................      370,549
         Organization costs.............................       81,706
         Loan origination costs.........................       47,550
                                                           ----------
                                                            2,420,972
         Accumulated amortization.......................     (502,755)
                                                           ----------

                                                           $1,918,217
                                                           ==========

(5)  NOTE PAYABLE AND LONG-TERM DEBT
     -------------------------------

The Company maintains a secured line of credit with a bank for an amount not to exceed $700,000 at October 31, 1997. Advances against the line bear interest at prime plus 1.50% (an effective rate of 10.00% at October 31, 1997) Interest is payable monthly with unpaid principal due March 31, 1998. Borrowings against the line were $501,158 at October 31, 1997.

In connection with the anticipated move of the medical division after October 31, 1997, a stockholder has indicated that up to $200,000 will be available and bear interest at prime plus 5.00%. The loan, if utilized, will have a two year term that will be extended on the condition that it does not violate covenants between the Company and its primary lender. The availability of this credit line expires on December 31, 1997. The loan, if any, will be secured by the guarantees and pledged stock of certain stockholders.

Long-term debt consisted of the following at October 31, 1997:

          Note payable to bank- Term No. 1..............  $  314,799
          Note payable to bank- Term No. 2..............   1,000,000
          Deferred interest on Term No. 2...............     471,895
          Notes payable, bank  Vehicles.................      42,800
          Non-compete agreement.........................     296,548
          Capital lease obligations.....................     587,611
          Subordinated debt.............................      90,000
                                                          ----------
                                                           2,803,653
          Current maturities of long-term debt..........    (560,566)
                                                          ----------

                                                          $2,243,087
                                                          ==========

Term No.1 is payable in monthly installments of $13,500 through October 1999, including interest at prime plus 2.75% (11.25% at October 31,1997).

Term No. 2 is payable in quarterly principal installments of $50,000 with the final balance due October 1999. Interest, payable monthly, is at prime plus 3.00% (11.50% at October 31, 1997). In addition, there is a deferred interest charge calculated at 9% of the outstanding unpaid balance, compounded monthly which is due October 1999. The agreement also contains a contingent interest amount equal to 10% of Total Company Value, as defined in the agreement, less deferred interest; due at the earlier of prepayment in full or maturity at October 31, 1999.

                        JER-NEEN MANUFACTURING CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED OCTOBER 31, 1997 (CONTINUED)
--------------------------------------------------------------------------------


The Vehicle notes are payable in monthly installments of $475 and $827 through June 1999 and January 2002, including interest at prime plus 2.00% (10.5% at October 31, 1997) and 9.96%, respectively.

The line of credit, notes payable to bank and deferred interest are secured by substantially all Company assets, life insurance and personal guarantees of the major stockholders. In addition, the credit agreement contains various covenants which include, but are not limited to, restrictions on indebtedness, various expenditures and require the Company to maintain certain financial ratios and minimum levels of income and net worth.

The non-compete agreement to a former majority stockholder is payable in monthly installments of $5,000 through October 2004, including interest at an incremental borrowing rate of 10.50%.

Subordinated debt consisted of loans totaling $90,000 made by three stockholders at October 31, 1996; this debt was repaid in December 1996. In June 1997, a new stockholder advanced $90,000, which bears interest at prime plus 5.00% (13.50% at October 31, 1997). The new debt matures in June 1998, but can be extended at the borrower's discretion for an additional six months and is, therefore, classified as long-term debt. This debt is secured by substantially all Company assets and the personal guarantees and pledged stock of certain stockholders. The debt is subordinated to all of the Company's obligations to the bank.

Maturities of long-term debt for the next five fiscal years are as follows:
1998, $560,566; 1999, $1,766,202; 2000, $213,765; 2001 $106,845; and 2002,
$48,460.

(6)  CAPITAL LEASE OBLIGATIONS
     -------------------------

The Company is the lessee of certain machinery and equipment under capital lease obligations expiring from 1999 through 2001. The assets and liabilities under capital leases have been recorded at the fair value of the asset when placed in service. Interest rates on capitalized leases vary from 10.76% to 14.71% and are imputed based on the lessor's implicit rate of return. During 1997, the owner of the primary lessor, acquired common stock of the Company with the leasing company becoming a related party through common ownership.

In connection with future contemplated equipment acquisitions, the Company has received a commitment from a lessor to provide an additional $600,000 in financing, if certain conditions are met. This lease financing commitment expires in October 1998.

Minimum future lease payments under capital leases as of October 31, 1997, for each of the next four years and in the aggregate are:

For the years ending October 31:            Related Party     Other          Total
--------------------------------            -------------   ---------      ---------

                   1998                        $ 188,559     $ 65,477      $ 254,036
                   1999                          188,559       65,079        253,638
                   2000                          153,322                     153,322
                   2001                           58,487                      58,487
                                               ---------     --------      ---------
Total minimum lease payments..............       588,927      130,556        719,483
Less: Amount representing interest........      (118,352)     (13,520)      (131,872)
                                               ---------     --------      ---------
Present value of net minimum lease
   Payments...............................     $ 470,575     $117,036      $ 587,611
                                               =========     ========      =========

                       JER-NEEN MANUFACTURING CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED OCTOBER 31, 1997 (CONTINUED)
--------------------------------------------------------------------------------


(7)  COMMITMENTS
     -----------

The Company leased its operating facility from a partnership related through common ownership. Rental payments under this lease totaled $121,000 for the year ended October 31, 1997. In August 1997, the facility lease was assigned to a minority stockholder and a new lease was signed which provides for monthly payments of $8,333 from October 1997 through September 1998. The new lease contains a one-year renewal option. In connection with these leases, the Company is responsible for the payment of real estate taxes and other expenses related to operating and maintaining the facility.

In addition to rent, the Company made payments for tenant improvements of $62,419 which originally were to be reimbursed by the landlord. The Company has now recorded these expenditures as leasehold improvements.

The Company also leases certain office equipment under non-cancelable operating leases expiring in 1998. Equipment rent expense was $5,190 for the year ended October 31,1997.

In August 1997, the Company entered into a lease agreement for a new facility in which to relocate the medical manufacturing division. The lease term will commence following the satisfactory completion of various tenant improvements and continue for five years. Monthly rental payments will be $16,103 per month for the initial five year period. The Company will also be responsible for its pro-rata share of operating expenses which will be $50,000 per year for the first four years of the lease and computed by an agreed upon formula for the fifth year. The lease contains an option to renew for an additional five year period at a base rent of $9,375 per month.

In connection with the tenant improvements, the Company entered into a construction contract in October 1997. Total budgeted construction costs with respect to this contract are $769,400. Approximately 50% of the tenant improvement costs will be paid for by the landlord, financing for the balance has not been finalized.

In connection with these contracts, the Company also has commitments to pay approximately $78,000 for brokerage and other fees.

(8)  RETIREMENT PLAN
     ---------------

During 1996, the Company established a 401(k) retirement savings plan which provides that employees who have completed one year of service and attained the age of twenty-one are eligible to participate. Employee contributions can be from 1% to 15% of gross compensation, subject to IRS limitations. The Company may make discretionary matching and profit sharing contributions. There were no Company contributions for the year ended October 31, 1997.

                        JER-NEEN MANUFACTURING CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED OCTOBER 31, 1997 (CONTINUED)
--------------------------------------------------------------------------------

(9)  CONSULTING AGREEMENT
     --------------------

On October 31, 1994, the Company entered into a consulting agreement with the former owner. Under the terms of this agreement, the Company is to make 120 monthly payments of $3,333. The expected future minimum payments under this arrangement are as follows:


          For the years ending October 31:
          --------------------------------

          1998.......................................... $ 40,000
          1999..........................................   40,000
          2000..........................................   40,000
          2001..........................................   40,000
          2002..........................................   40,000
          Thereafter....................................   80,000
                                                         --------

                                                         $280,000
                                                         ========


(10)  MAJOR CUSTOMER
      --------------

The Company has four major customers, that each accounted for more than 10% of revenues and aggregated 61.5% of total revenues for the year ended October 31, 1997. The amounts receivable from these customers was 65.5% of net accounts receivable at October 31, 1997.


(11)  RELATED PARTY TRANSACTIONS
      --------------------------

One of the Company's employees provides part-time secretarial and administrative services to a company related through common ownership and the Company bills the related party accordingly. For the year ended October 31, 1997, charges to this Company were $20,643. At October 31, 1997, the charges for the year then ended are included in the related party receivable on the balance sheet.

(12)  PROVISION FOR INCOME TAX EXPENSE
      --------------------------------

The provision for income tax expense consisted of the following for the year ended October 31, 1997:


          Currently payable
          Federal.......................................  $ 58,950
          State.........................................    12,450
                                                          --------
            Total currently payable.....................    71,400
          Change in deferred taxes......................   (16,000)
          Prior year underaccrual.......................       700
          Estimated underpayment penalty................     2,500
                                                          --------

          Provision for income tax expense..............  $ 58,600
                                                          ========

Deferred taxes result from timing differences in the recognition of revenue and expense for tax and financial statement purposes. These differences result principally from depreciation methods used and accruals not currently deductible for tax purposes.

                        JER-NEEN MANUFACTURING CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                FOR THE YEAR ENDED OCTOBER 31, 1997 (CONTINUED)
-------------------------------------------------------------------------------

The provision for income tax expense varies from the amount expected based solely on the Federal statutory rate of 34.0% primarily because of the nondeductibility of certain expenses including officers' life insurance and amortization of goodwill.

(13)  SUBSEQUENT EVENTS
      -----------------

On December 11, 1997, the Company received and signed a Letter of Intent from a party interested in purchasing the assets of the industrial division. On December 31, 1997, the assets of the industrial division, consisting of certain accounts receivable, inventories and personal property were sold. For the year ended October 31, 1997, net sales of the industrial division were $1,758,070 and are not included in net sales on the accompanying income statement.

Effective July 31, 1998, the remaining business unit of the Company was acquired by Bio-Vascular, Inc., a publicly traded company. In connection with this acquisition, the Securities and Exchange Commission (SEC) requires certain filings that will include historical financial statements previously reported on. To comply with the requirements of the SEC, these financial statements have been restated to conform with a current year presentation as it relates to discontinued industrial division operations, to give effect to SEC rules that require the capitalization of the non-compete agreement dated October 31, 1994 and to recognize additional goodwill and a deferred tax liability related to certain assets that were acquired October 31, 1994.

                       JER-NEEN MANUFACTURING CO., INC.
                            CONDENSED BALANCE SHEET
                        AS OF JULY 31, 1998 (UNAUDITED)
--------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
Cash...............................................................       $   14,064
Accounts receivable, less allowance for doubtful
  accounts of $25,000..............................................           836,139
Receivables, related parties.......................................            12,364
Inventory, net.....................................................           359,370
Prepaid expenses...................................................           126,328
Deferred income taxes..............................................            66,580
                                                                           ----------
    TOTAL CURRENT ASSETS...........................................         1,414,845
                                                                           ----------
PROPERTY AND EQUIPMENT
  less accumulated depreciation....................................         2,093,895
                                                                           ----------
INTANGIBLE ASSETS, NET.............................................         1,793,910
                                                                           ----------
    TOTAL ASSETS...................................................        $5,302,650
                                                                           ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable, bank............................................        $  583,100
    Accounts payable...............................................           326,082
    Accrued expenses...............................................           273,732
    Income taxes payable...........................................           114,889
    Current maturities of long-term debt...........................           530,273
                                                                           ----------
       TOTAL CURRENT LIABILITIES...................................         1,828,076
                                                                           ----------

LONG-TERM DEBT, LESS CURRENT MATURITIES............................         2,569,650
                                                                           ----------

DEFERRED INCOME TAXES..............................................            18,946
                                                                           ----------

STOCKHOLDERS' EQUITY
    Common stock - $10 par value; 2,500 shares authorized; 200
      shares issued and outstanding................................             2,000
    Additional paid-in capital.....................................           746,431
    Retained earnings..............................................           137,547
                                                                           ----------
       TOTAL STOCKHOLDERS' EQUITY..................................           885,978
                                                                           ----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................        $5,302,650
                                                                           ==========





 The accompanying notes are an integral part of the unaudited interim condensed financial statements.

                        JER-NEEN MANUFACTURING CO., INC.
                       CONDENSED STATEMENTS OF OPERATIONS
      FOR THE NINE MONTH PERIODS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                               1998          1997
                                                                            ----------    -----------
SALES...................................................................    $4,162,149    $3,052,883

COST OF SALES...........................................................     2,611,237     1,740,064
                                                                            ----------    ----------

    GROSS PROFIT FROM OPERATIONS........................................     1,550,912     1,312,819

OPERATING EXPENSES......................................................     1,096,556       929,825
                                                                            ----------    ----------

    INCOME FROM OPERATIONS..............................................       454,356       382,994
                                                                            ----------    ----------

OTHER EXPENSE, PRIMARILY INTEREST EXPENSE...............................      (351,203)     (343,556)
                                                                            ----------    ----------

    NET INCOME BEFORE INCOME TAXES......................................       103,153        39,438
                                                                             ----------    ----------

PROVISION FOR INCOME TAX EXPENSE........................................        65,499        48,950
                                                                            ----------    ----------

    NET INCOME (LOSS) FROM CONTINUING OPERATIONS........................        37,654        (9,512)

DISCONTINUED OPERATIONS
  Income (loss) from discontinued business,
     net of provision for or (benefit from) income taxes of ($1,289) and
     $79,287, respectively...............................................       (2,393)      155,886
   Loss on disposal of discontinued business,
     net of provision for income taxes of $80,559........................     (149,468)           --
                                                                            ----------    ----------

    NET INCOME (LOSS)....................................................   $ (114,207)   $  146,374
                                                                            ==========    ==========


 The accompanying notes are an integral part of the unaudited interim condensed financial statements.

                        JER-NEEN MANUFACTURING CO., INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
      FOR THE NINE MONTH PERIODS ENDED JULY 31, 1998 AND 1997 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                1998           1997
                                                                             -----------     ---------
CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES.........................    $ (225,059)     $ 277,485
                                                                             ----------      ---------

CASH PROVIDED BY (USED FOR) INVESTING ACTIVTIES
   Purchase of equipment and improvements................................      (403,165)      (111,386)
   Proceeds from sale of discontinued operations.........................     1,121,613             --
                                                                             ----------      ---------
   Cash provided by (used for) investing activities......................       718,448       (111,386)
                                                                             ----------      ---------

CASH PROVIDED BY FINANCING ACTIVITIES
   Borrowing under new long-term debt....................................       283,000             --
   Net borrowings under bank revolving line of credit....................        81,942        304,908
   Repayments of long-term debt..........................................      (484,427)      (310,005)
   Repayments of capital lease obligations and other financed
      equipment and improvement debt.....................................      (370,207)       (97,493)
                                                                             ----------      ---------
         Cash used for financing activities..............................      (489,692)      (102,590)
                                                                             ----------      ---------

         INCREASE IN CASH................................................         3,697         63,509

 CASH, BEGINNING OF PERIOD...............................................        10,367         43,533
                                                                             ----------      ---------

CASH, END OF PERIOD......................................................    $   14,064      $ 107,042
                                                                             ==========      =========


 The accompanying notes are an integral part of the unaudited interim condensed financial statements.

                        JER-NEEN MANUFACTURING CO., INC.
                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(1)  BASIS OF PRESENTATION:

The accompanying unaudited condensed financial statements of Jer-Neen Manufacturing Co., Inc. ("Jer-Neen") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the interim financial statements reflect all adjustments considered necessary, consisting only of items of a normal recurring nature, for a fair presentation of the financial position, results of operations and cash flows of Jer-Neen as of July 31, 1998 and for the nine month periods ended July 31, 1998 and 1997. Interim results are not necessarily indicative of the results for a full year.

(2)  SUPPLEMENTAL FINANCIAL STATEMENT INFORMATION:

Nature of Business

Jer-Neen is a value-added manufacturer of precision components used within the
medical device industry.   Jer-Neen's product line includes micro coils, wire
forms and spring components used in implantable defibrillation, interventional medicine and other surgical applications.

                                                           As of July 31,
                                                                1998
                                                         -------------------
Inventories:
Raw materials and supplies..............................      $219,319
Work-in-process.........................................        92,074
Finished goods..........................................        62,977
Less reserve for inventory obsolescence.................       (15,000)
                                                              --------
                                                              $359,370
                                                              ========

Condensed Statements of Cash Flows:

In conjunction with the December 1997 sale of Jer-Neen's industrial division, net cash provided by discontinued operations during the nine month period ended July 31, 1998 represents the proceeds received by Jer-Neen in the transaction, net of transaction costs and the loss realized on the sale. The Condensed Statement of Cash Flows for the nine month period ended July 31, 1997 has been reclassified to conform with the discontinued operations cash flow presentation for the nine month period ended July 31, 1998.

(3) CAPITAL LEASES AND LEASEHOLD IMPROVEMENTS:

The increase in long-term obligations is primarily related to capital leases of certain machinery and equipment and landlord-financed leasehold improvements. Interest rates on capitalized leases vary from 10.76% to 14.71% and are imputed based on the lessor's implicit rate of return. The capital lease obligations expire from 1999 through 2001. The interest rates on the financed leasehold improvements vary from 10% to 12% and require annual payments through 2003.

(4) MAJOR CUSTOMERS:

Jer-Neen has four major customers, that each accounted for more than 10% of revenues and aggregated 75% and 57% of total revenues for the nine month periods ended July 31, 1998 and 1997, respectively. The amounts receivable from these customers was 69% of net accounts receivable at July 31, 1998.

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION


On July 31, 1998 Bio-Vascular, Inc ("Bio-Vascular"), a Minnesota corporation acquired Jer-Neen Manufacturing Co., Inc. ("Jer-Neen"), a Minnesota corporation. The acquisition was completed pursuant to an Acquisition Agreement and Plan of Reorganization dated as of such date by and among Bio-Vascular, Jer-Neen and Jer-Neen Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of Bio-Vascular (the "Acquisition Subsidiary"), and George Nelson, Jr., Ronald Breckner, James Pfau, Willard Sykes and Catherine Sykes as the shareholders of Jer-Neen. Under the terms of the Acquisition Agreement, Jer-Neen merged with and into the Acquisition Subsidiary, with the separate existence of Jer-Neen ceasing and the Acquisition Subsidiary surviving. The acquisition has been accounted for using the purchase method of accounting.

The following unaudited pro forma consolidated condensed statements of operations set forth the results of operations for the year ended October 31, 1997 and the nine month period ended July 31, 1998, as if the acquisition of Jer-Neen by Bio-Vascular had occurred on November 1, 1996. The pro forma financial data is based upon currently available information and certain assumptions that Bio-Vascular believes are reasonable, although final purchase adjustments may be different from the pro forma adjustments included in this report. The pro forma consolidated condensed statements of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Jer-Neen been consummated on November 1, 1996. The pro forma consolidated condensed statements of operations of Jer-Neen should be read in conjunction with the financial statements of Jer-Neen included elsewhere in this report.

BIO-VASCULAR, INC.
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 1997
-------------------------------------------------------------------------------

                                                        Historical                      Pro Forma
                                                                                       (Unaudited)

                                              Bio-Vascular(1)   Jer-Neen(2)    Adjustments       Combined
                                              ---------------   -----------    -----------      -----------
Net revenue................................     $ 9,694,047      $4,134,175    $       --       $13,828,222
Cost of revenue............................       3,967,460       2,405,052         1,875(3)      6,374,387
                                                -----------      ----------    ----------       -----------

Gross margin...............................       5,726,587       1,729,123        (1,875)        7,453,835

Operating expenses:
Selling, general and administrative........       5,773,918       1,236,060       284,992(4)      7,294,970
Research and development...................       1,257,904              --            --         1,257,904
                                                -----------      ----------    ----------       -----------

Operating income (loss)....................      (1,305,235)        493,063      (286,867)       (1,099,039)

Other income (expense), net................       1,066,822        (455,875)    209,493(5)          820,440
                                                -----------      ----------    ----------       -----------

Income (loss) from continuing operations
  before provision for income taxes........        (238,413)         37,188       (77,374)         (278,599)

Provision for income taxes.................         365,200          58,600        66,948(6)        490,748
                                                -----------      ----------    ----------       -----------

Loss from continuing operations............     $  (603,613)     $  (21,412)   $ (144,322)      $  (769,347)
                                                ===========      ==========    ==========       ===========

Basic earnings per share:
Continuing operations......................          $(0.06)                                         $(0.08)
                                                ===========                                     ===========

Diluted earnings per share:
Continuing operations......................          $(0.06)                                         $(0.08)
                                                ===========                                     ===========

Weighted average common shares  basic......       9,498,827                       585,872(7)     10,084,699
Weighted average common shares  diluted....       9,498,827                       585,872(7)     10,084,699



The accompanying notes are an integral part of the condensed pro forma statement of operations.

BIO-VASCULAR, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 1997
-------------------------------------------------------------------------------

(1) Represents the audited historical statement of operations of Bio-Vascular for the year ended October 31, 1997, exclusive of information related to discontinued operations, as reported in the Company's October 31, 1997 Form 10-K as filed with the Securities and Exchange Commission.

(2) Represents the audited historical statement of income of Jer-Neen for the year ended October 31, 1997 exclusive of information related to discontinued operations.

(3) Represents the additional cost of goods sold related to the fair market value adjustment to acquired inventories ($3,889) offset by the decrease in depreciation expense related to the fair market value adjustment to Jer-Neen manufacturing equipment ($2,014).

(4) Represents the increased salary and benefits of Jer-Neen's president ($52,500); amortization of acquired goodwill and other intangibles ($513,869); elimination of historical Jer-Neen amortization ($162,821); elimination of salary, benefits and other expenses related to a selling shareholder who held the position of president and who was terminated upon the acquisition of Jer-Neen ($78,556); and the elimination of amounts paid and expensed by Jer-Neen to a selling shareholder for consulting services that were terminated upon the acquisition by Bio-Vascular ($40,000).

(5) Represents the elimination of interest expense on Jer-Neen debt that was retired in connection with the acquisition ($352,996); elimination of interest income from marketable securities used to finance the acquisition ($124,216); and increased interest expense related to the capitalization of a contractual obligation ($19,287).

(6) Represents the tax effects of the pro forma adjustments at the consolidated tax rate.

(7) Represents the number of common shares of the Company issued to Jer-Neen's shareholders in connection with the acquisition.

BIO-VASCULAR, INC.
PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED JULY 31, 1998
--------------------------------------------------------------------------------

                                                        Historical                       Pro Forma
                                                                                        (Unaudited)

                                            Bio-Vascular(1)    Jer-Neen(2)     Adjustments       Combined
                                            ---------------    -----------    -------------     -----------
Net revenue...............................    $ 7,949,516       $4,162,149      $       --      $12,111,665
Cost of revenue...........................      3,256,855        2,611,237          (1,494)(3)    5,866,598
                                              -----------       ----------      ----------      -----------

Gross margin..............................      4,692,661        1,550,912           1,494        6,245,067

Operating expenses:
Selling, general and administrative.......      4,709,853        1,096,556         214,048(4)     6,020,457
Research and development..................      1,178,294               --              --        1,178,294
                                              -----------       ----------      ----------      -----------

Operating loss............................     (1,195,486)         454,356        (212,554)        (953,684)

Other income, net.........................        671,392         (351,203)        138,801(5)       458,990
                                              -----------       ----------      ----------      -----------

Income (loss) from continuing operations
  before provision for (benefit from)
  income taxes............................       (524,094)         103,153         (73,753)        (494,694)

Provision for (benefit from) income
   taxes..................................       (175,082)          65,499          47,273(6)       (62,310)
                                              -----------       ----------      ----------      -----------

Income (loss) from continuing operations..    $  (349,012)      $   37,654      $ (121,026)     $  (432,384)
                                              ===========       ==========      ==========      ===========

Basic earnings per share:
Continuing operations.....................         $(0.04)                                           $(0.04)
                                              ===========                                       ===========

Diluted earnings per share:
Continuing operations.....................         $(0.04)                                           $(0.04)
                                              ===========                                       ===========

Weighted average common shares  basic.....      9,145,669                          585,872(7)     9,729,395
Weighted average common shares  diluted...      9,145,669                          585,872(7)     9,729,395



     The accompanying notes are an integral part of the condensed pro forma statements of operations.

BIO-VASCULAR, INC.
NOTES TO PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED JULY 31, 1998
--------------------------------------------------------------------------------

(1) Represents the unaudited historical statement of operations of Bio-Vascular, Inc. for the nine month period ended July 31, 1998 as reported in the Company's July 31, 1998 Form 10-Q as filed with the Securities and Exchange Commission.

(2) Represents the unaudited historical statement of operations of Jer-Neen for the nine month period ended July 31, 1998 exclusive of information related to discontinued operations.

(3) Represents the decrease in depreciation expense related to the fair market value adjustment to Jer-Neen manufacturing equipment.

(4) Represents the increased salary and benefits of Jer-Neen's president ($28,875); amortization of acquired goodwill and other intangibles ($385,402); elimination of historical Jer-Neen amortization ($111,312); elimination of salary, benefits and other expenses related to a selling shareholder who held the position of president and who was terminated upon the acquisition of Jer-Neen ($58,917); and the elimination of amounts paid and expensed by Jer-Neen to a selling shareholder for consulting services that were terminated upon the acquisition by Bio-Vascular ($30,000).

(5) Represents the elimination of interest expense on Jer-Neen debt that was retired in connection with the acquisition ($246,514); elimination of interest income from marketable securities used to finance the acquisition ($93,162); and increased interest expense related to the capitalization of a contractual obligation ($14,551).

(6) Represents the tax effects of the pro forma adjustments at the consolidated tax rate.

(7) Represents the number of common shares of the Company issued to Jer-Neen's shareholders in connection with the acquisition.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         BIO-VASCULAR, INC.


Dated: October 14, 1998                  By: /s/  Connie L. Magnuson
                                            -----------------------------------
                                             Connie L. Magnuson
                                             Vice President Finance and Chief
                                             Financial Officer
                                             (Principal Financial Officer)

                               INDEX TO EXHIBITS
                               -----------------

Item                                                                      Method of Filing
---------                                                               --------------------

      2.1  Acquisition Agreement and Plan of Reorganization by
           and among Bio-Vascular, Inc., Jer-Neen Acquisition,
           Inc., Jer-Neen Manufacturing Co., Inc., George Nelson,
           Jr., Ronald Breckner, James Pfau, Willard Sykes and
           Catherine Sykes dated July 31, 1998....................      Filed electronically
                                                                          herewith.*

     10.1  Employment Agreement dated July 31, 1998 among
           Bio-Vascular, Inc., Jer-Neen Manufacturing Co., Inc.         Filed electronically
           and James F. Pfau......................................        herewith.*

     10.2  Change in Control Agreement dated July 31, 1998
           between Bio-Vascular, Inc. and James F. Pfau...........      Filed electronically
                                                                          herewith.*

     23.1  Consent of Simma Flottemesch & Orenstein, Ltd. ........      Filed electronically
                                                                          herewith.

     99.1  Press Release, dated June 2, 1998......................      Filed electronically
                                                                          herewith.*

     99.2  Press Release, dated August 3, 1998....................      Filed electronically
                                                                          herewith.*

___________________________

*Indicates item previously filed.